SiVault Systems, Inc.
                    Product and Technology License Agreement
                                 Effective Date:

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SiVault Systems, Inc. ("SIVAULT")    Hypercom Corporation        ("Licensee")
560 S. Winchester Blvd, Ste 500      2851 W. Kathleen Road
San Jose, CA 95128                   Phoenix, Arizona 85053

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                                         Licensee
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BUSINESS CONTACT:                        Name: Paul Walters
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Name: Wayne Taylor                       Title: Vice President,
                                                Global Product Marketing
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Title: Chief Financial Officer           Phone: 602-504-5170
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Phone: (917) 340-1016                    e-mail: pwalters@hypercom.com
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e-mail: Wayne.Taylor@sivault.com
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1.      PRODUCT LICENSE.

1.1 Pursuant to the terms hereof and the attached Appendices, that are hereby incorporated by reference, SIVAULT hereby grants Licensee a perpetual, worldwide, non-exclusive license, and sublicense, to: (a) demonstrate, market, and distribute, directly, or through, to its customers, distributors, resellers and other end users (collectively, the "END USERS") in the Territory, SIVAULT's Products, software and/or services (collectively, the "SIVAULT PRODUCT(S)") listed in Appendix A,
        Section 1, attached hereto, offered in conjunction with Licensee's products and any SIVAULT Product support materials; and (b) reproduce any SIVAULT Product related software, object code, or support materials.

1.2 SIVAULT also grants Licensee a perpetual, worldwide, non-exclusive license to use, copy, modify and create, in any manner whatsoever, derivative works (within the meaning of the U.S. Copyright Act) based on SIVAULT's Technology listed in Appendix A, Section 2 and to demonstrate, sublicense, market, and distribute, directly, or through to End Users such derivative works (collectively, the "derivative work(s)"). Such License is granted for the Territory delineated in Appendix B attached hereto. Licensee shall have all right, title and ownership in any derivative work.

1.3 SIVAULT reserves all rights not otherwise expressly granted to Licensee in this Agreement. Title to and ownership of SIVAULT Products and all copies thereof, except for any derivative works as provided in Section
        1.2 above, shall remain with SIVAULT.

2. LICENSE FEES, REPORTING AND PAYMENT TERMS, PAYMENT TERMS, TERRITORY, AND OTHER OBLIGATIONS AND COMMITMENTS.

2.1 LICENSE FEES. Licensee will pay SIVAULT "LICENSE FEES" as stated in Appendix B, Section A.

2.2 MONTHLY ACTIVITY REPORT. Fifteen (15) days after each month end, Licensee will submit a ("MONTHLY ACTIVITY REPORT") to SIVAULT containing the following information, which is information that SIVAULT cannot otherwise monitor through its website or web portals: (a) all License Fees due for the preceding month; and (b) the Products and quantity thereof to which such Licensee Lee pertains. This information is required for issuance of a License Key, as well as to check for export control prohibitions. SIVAULT will directly provide a License Key to the End User.

2.3 PAYMENT. Payment of all fees and expenses shall be due and payable within forty five (45) days upon receipt of an undisputed invoice. Licensee will pay and send all amounts due to the address designated by SIVAULT in U.S. currency, free of all currency controls or other restrictions. All past due amounts will incur interest at a rate equal to the lower of one and a half percent (1.5%) per month or the highest rate permitted by law. Except for taxes paid by SIVAULT on its net income, all amounts due are net of, and Licensee will be solely responsible for, any shipping charges, withholding, use, sales, value-added, import and any other taxes, fees, tariffs or duties associated with this Agreement or Licensee's use of the SIVAULT Products.


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2.4     TERRITORY. SIVAULT appoints Licensee as an independent, nonexclusive, authorized Distributor limited to the "TERRITORY" as specified in APPENDIX B, SECTION C for the SIVAULT Products, to distribute SIVAULT Products directly or indirectly to End Users in the Territory, using its own personnel or independent sales representatives. SIVAULT reserves the right, in its sole discretion and without obligation or liability of any kind to Licensee, to increase or decrease the number of SIVAULT distributors in the Territory or any part of the Territory.

        A. DISTRIBUTION THROUGH RESELLERS. Licensee may appoint one or more resellers, provided that: (a) Licensee has obtained an executed reseller agreement from each reseller; and (b) each reseller agrees to honor all of Licensee's obligations hereunder; and (c) notwithstanding subsection (b) above, Licensee remains personally responsible for any failure by a reseller to honor such obligations. If a reseller materially breaches any of its obligations to Licensee as required under this Agreement, SIVAULT may, upon its election and in addition to any other remedies that it may have, at any time notify Licensee in writing of such breach and require Licensee to remedy the breach within thirty (30) days or otherwise terminate such reseller agreement. For the purposes of this section the term "reseller" also means "distributor".

2.5     OTHER OBLIGATIONS AND COMMITMENTS, SEE APPENDIX E.

2.6     TERM AND TERMINATION.

        a. This Agreement is for an initial term expiring one (1) year from the effective date hereof and shall be automatically renewed for successive one year terms unless either party notifies the other, in writing, three (3) months prior to the expiration of the original term, or any renewal term thereof, of its intent not to renew, or unless this Agreement is otherwise terminated pursuant to the provisions hereof.

        b. Upon five (5) days written notice to the other party either party may terminate this Agreement at any time in the event that the other party materially breaches this Agreement and fails to cure such breach within thirty
(30) days after receiving notice of such breach.

        c.      Upon termination or expiration of this Agreement:

                (i) The due dates of all undisputed outstanding invoices for License Fees for SIVAULT Products automatically will be accelerated so they become due and payable on the effective date of termination or expiration, even if longer terms had been provided previously. All purchase orders or portions thereof remaining unshipped as of the effective date of termination or expiration shall automatically are canceled.

                (ii) Each party will immediately cease all display, advertising and use of all the other party's trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation.

        d. Licensee may terminate this Agreement at any time, and for any reason, upon thirty (30) days prior written notice.

        e. Should SIVAULT make an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary, or has filed against it an involuntary, petition for bankruptcy or reorganization, is adjudicated a bankrupt or insolvent, or applies for or consents to the appointment of a receiver for it or its property, SIVAULT immediately grants to Licensee a fully paid-up, perpetual, non-revocable, transferable, worldwide license in the Product Licenses described in Sections
1.1 and 1.2 of this Agreement.

3. END-USER SUPPORT AND SUPPORT TO LICENSEE. MAINTENANCE AND SUPPORT TERMS ARE DELINEATED IN APPENDIX C.

4.      WARRANTY.

4.1     LIMITED SIVAULT PRODUCT WARRANTY.

        a. Unless otherwise specified in an applicable Appendix, SIVAULT warrants that for a period of one hundred

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eighty (180) days from the date of delivery to End User: (i) each SIVAULT
Product shall materially perform in accordance with the relevant Documentation therefore; and (ii) the media on which SIVAULT Products are furnished shall be free of defects in material and workmanship under normal use.

        b. NO LIENS. SIVAULT warrants that it has the right, title, and interest to convey the SIVAULT Products, and that the SIVAULT Products are free of all liens, charges, encumbrances, or claims of any person. If at any time SIVAULT shall incur any indebtedness that has become a lien upon the SIVAULT Products or any part thereof or which may become a claim against Licensee, or in the event a claim is asserted against Licensee alleging that the SIVAULT Products are infringing, SIVAULT shall immediately pay such claim or indebtedness or cause such lien to be released and discharged by posting a bond or otherwise at its expense and indemnify Licensee against any damages or expenses.

        c. NO VIRUSES. To the extent any SIVAULT Products are, or include, software, such software shall not contain any virus, trojan horse, worm, time bomb, back door or other software routine designed to disable a computer program automatically or permit unauthorized access.

        d. NO LITIGATION. There is no litigation or proceeding whatsoever, actual or threatened, against SIVAULT, or breach, default, or alleged breach or default of any agreement, order, or award binding upon it, in each case, which would materially affect SIVAULT's ability to perform any of its obligations under this Agreement.

        e. In case of breach of the above warranties, SIVAULT shall use best efforts to repair or replace the SIVAULT Products failing to perform according to the published specifications. Licensee's exclusive remedy and SIVAULT's entire liability under this limited warranty will be, at SIVAULT's option, to repair or replace the SIVAULT Products so they may conform to this warranty.

4.2 DEFECTS NOT COVERED BY WARRANTIES. SIVAULT shall have no obligations under the warranty provisions set forth in Section 4.1 if any nonconformance would not have occurred but for: (a) Incorporation or utilization of any third party program with a SIVAULT Product; (b) misuse, or an unauthorized alteration, modification or enhancement of SIVAULT Product; or (c) use of a SIVAULT Product for uses other than the specific purpose for which it was intended or otherwise authorized by SIVAULT.

4.3 NO OTHER WARRANTIES. EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, SIVAULT MAKES NO WARRANTIES OR REPRESENTATIONS, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, REGARDING ANY PRODUCT, SOFTWARE, DOCUMENTATION, OR ANY PORTION, COPY OR COMPONENT THEREOF, TO LICENSEE OR TO ANY OTHER PERSON; ALL ARE PROVIDED "AS IS."

5. LIMITED LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN SECTION 9 AND DAMAGES ARISING FROM THE CONFIDENTIALITY OBLIGATIONS IN SECTION 8, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR ANY INDIRECT DAMAGES FOR ANY REASON WHATSOEVER (INCLUDING WITHOUT LIMITATION, LOST PROFITS, REPUTATION, GOODWILL, BUSINESS, USE, EXPENSES CAUSED BY BREACH, LOSS OF RECORDS OR DATA), REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THE LOSS OR DAMAGE OR IF THE LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN SECTION 9 AND DAMAGES ARISING FROM THE CONFIDENTIALITY OBLIGATIONS IN SECTION 8, NEITHER PARTY'S TOTAL LIABILITY TO THE OTHER FOR AGGREGATE CLAIMS ARISING UNDER THIS AGREEMENT SHALL EXCEED THE TOTAL AMOUNT TO BE PAID BY LICENSEE TO SIVAULT.

6. EXCLUSION OF WARRANTIES ON ACCOUNT OF LICENSEE MODIFICATIONS. If any unauthorized modifications are made to the SIVAULT Products by Licensee, the warranty shall be immediately terminated. Correction for difficulties or defects traceable to Licensee's errors or systems changes may be made at SIVAULT's discretion and shall be billed at SIVAULT's standard time and material charges.

7. PROPRIETARY RIGHTS. Licensee acknowledges that SIVAULT owns and will retain all copyright, trademark, patent, trade secret and other proprietary rights in the SIVAULT Product, any component thereof, and the marks, names, logos and designations of SIVAULT used therewith worldwide (collectively, the "SIVAULT MARKS"). Licensee agrees during the after the term of this Agreement not to alter, decompile, disassemble, reverse engineer, or otherwise attempt to discover source code

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underlying the SIVAULT Products, or create any derivative works based on the
SIVAULT Products (all of the foregoing, collectively, "PROHIBITED ACTS"), except as otherwise agreed to in this Agreement. SIVAULT shall have right to terminate this Agreement immediately if Licensee breaches this Section 7 and does not remedy such breach within thirty (30) days. Licensee will use reasonable efforts to protect SIVAULT's proprietary rights. Licensee agrees to use the appropriate trademark symbol (either "TM" or "(R)") as designated by SIVAULT in superscript and clearly indicate SIVAULT's ownership of the SIVAULT Marks in any of Licensee's advertisements or brochures distributed in connection with a Product. Licensee shall use the SIVAULT Marks in accordance with SIVAULT's reasonable instructions as communicated in writing to Licensee from time to time. Licensee shall, upon request, provide SIVAULT samples of all literature, packages, labels and labeling which use SIVAULT Product names. Notwithstanding the foregoing, SIVAULT agrees that Licensee may also include its trademarks, logos and/or service marks in connection with the SIVAULT Product as reasonably designated by Licensee from time to time "LICENSEE'S MARKS"). Licensee agrees to maintain the high level of quality accorded products associated with and marketed by SIVAULT under SIVAULT's Marks. Licensee shall cause copyright and patent notices provided by SIVAULT from time to time to appear in the following places on all units of the SIVAULT Product distributed by Licensee: (a) a notice which is embodied in machine readable form in such a manner that on visually perceptible printouts it appears at or near the title or at the end of the work, or is displayed at the user's terminal at sign on, or is continuously on terminal display; (b) a legible notice placed on diskettes or other physical storage media on which the SIVAULT Product is distributed; and (c) in the documentation distributed in connection with the SIVAULT Product on the title page or the page immediately following the title page.

8. CONFIDENTIALITY. Each party acknowledges that in connection with this Agreement it will receive information confidential and proprietary to the other party. Each party agrees not to use such information except in performance of this Agreement, and not to disclose such information to any other party, unless the receiving party is compelled by law, regulation, or judicial, administrative or governmental proceeding, to disclose any of the disclosing party's Confidential Information. In such case, the receiving party hereby agrees to promptly notify and cooperate with the disclosing party in the event it reasonably anticipates it may be compelled to disclose in order to permit the disclosing party to seek a protective order. To the extent that Licensee and SIVAULT have executed a separate confidentiality agreement related to the subject matter of this Agreement, and the terms of such separate agreement provide a higher level of protection or delineate obligations and/or responsibilities with a higher degree of specificity than this Agreement the terms of such separate agreement shall control the parties confidentiality obligations and responsibilities and such terms are hereby incorporated herein by reference.

9.      INFRINGEMENT AND INDEMNITY.

9.1 If notified promptly in writing (provided that Licensee's failure to promptly notify SIVAULT shall not affect SIVAULT's obligations hereunder except to the extent that Licensee's delay prejudices SIVAULT), and given sole control of the defense and all related settlement negotiations (provided that SIVAULT will not enter into any settlement that adversely affects Licensee's rights without Licensee's prior written consent), SIVAULT will indemnify, hold harmless and defend Licensee, its affiliates, subsidiaries, officers, directors, employees and agents from and against claims, losses, liabilities, demands, damages and costs and expenses (including, but not limited to, attorney fees incurred in a bankruptcy or any other proceeding, at trial and on appeal, or which were expended to obtain performance by SIVAULT of its indemnification obligations hereunder) in connection with a claim from:
        (a) an actual or alleged infringement by the SIVAULT Product, or any portion thereof, on any copyright, patent, trademark or other proprietary right, or misappropriate a trade secret, of a third party; or (b) any negligence by or any misconduct on the part of SIVAULT or SIVAULT's personnel.

9.2 SIVAULT will have no liability for, and Licensee will defend and indemnify (including reasonable attorney fees and costs of litigation) SIVAULT against, any claim arising from or based upon: (a) any combination, operation or use of any SIVAULT Product with any equipment, data or programming not approved or authorized by SIVAULT; and (b) any alteration or modification of the SIVAULT Product Licensee makes without the prior written consent of SIVAULT.

9.3 For any SIVAULT Product that becomes the subject of a copyright, patent infringement or other intellectual property action, SIVAULT shall, at its sole option and expense, either: (a) procure for Licensee the right to continue marketing and distributing such SIVAULT Product; (b) replace such SIVAULT Products with comparable non-infringing products; or (c) modify the SIVAULT Product to become non-infringing without loss of functionality. If none of the foregoing alternatives is available SIVAULT shall refund to Licensee any moneys paid in respect of the License Fees of such SIVAULT Product on a depreciated basis over a three
        (3) year period straight-line basis. The foregoing states the entire obligations of SIVAULT with respect to any infringement of intellectual property rights of any third party.

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10.     SURVIVAL. Upon expiration or termination of this Agreement, Licensee will remain liable for all amounts due hereunder as of the effective date of such expiration or termination. The provisions of Sections 1.2, 4, 5, 6, 7, 8, 9, 11, 13 and 14 will survive expiration and termination of this Agreement as will end user license agreements granted to License's customers pursuant hereto.

11. GOVERNING LAW AND SEVERABILITY. This Agreement will be governed by and construed in accordance with the local laws of the State of New York without regard to those provisions related to choice of law. This Agreement will not be governed by the United Nations Convention for the international sale of goods, if applicable. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

12. ENTIRE AGREEMENT. This Agreement and the Appendixes hereto, which are incorporated by reference, constitute the entire agreement between the parties pertaining to the subject matter hereof, and all written or oral statements and representations previously made or existing between the parties pertaining to such subject matter are expressly superseded. Any amendments to this Agreement must be in writing signed by the parties.

13. NO WAIVER. No waiver of any provision of or any right or remedy under this Agreement shall be effective unless in writing and executed by the party waiving the right. Failure to properly demand compliance or performance shall not constitute a waiver of a party's rights hereunder.

14. ASSIGNMENT. Neither party may not assign or otherwise transfer any rights or obligations under this Agreement, in whole or in part, without the written consent of the other party and any attempt to assign this Agreement without such consent will be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors and neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. No agency relationship between SIVAULT and Licensee is created by this Agreement.

16. NOTICES. All notices required or permitted under this Agreement shall be written and may be made by fax, personal delivery, or certified or registered mail (return receipt requested) to the address specified above, and with respect to Licensee, with a copy to the General Counsel, (or such other address specified by the receiving party) in writing and will be deemed effective upon the date confirmed by the written delivery receipt generated by the machine or courier delivering such notice. Proof of delivery by a national delivery service shall be conclusive evidence of receipt. Notices shall be deemed received: (a) when delivered personally; (b) when sent by confirmed facsimile (followed by the actual document in air mail/air courier); or (c) one (1) business day after deposit with a commercial express courier specifying next day delivery (or, for international courier packages, two (2) business days after deposit with a commercial express courier specifying two-day delivery) with written verification of receipt.

17. THIRD PARTY BENEFICIARIES. This Agreement inures to the benefit of Licensee's subsidiaries, and successor-in-interest, all of which shall have the right to place purchase orders and receive services under the same terms and conditions as Licensee; submission of an purchase order referring to this Agreement shall constitute a binding agreement by such affiliate.

18. Captions. The section captions in this Agreement are for convenience of reference only, and shall not affect the interpretation of the body of the Agreement.

19. Execution by Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

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In Witness whereof, the parties duly authorized representatives hereto have executed this Agreement effective as of the date first written above.

SiVault Systems, Inc.                   Licensee

By:          /s/ Anthony Low-Beer       By:         /s/ Tom Liguori
            ------------------------                ------------------------
Print Name:      Anthony Low-Beer       Print Name:     Tom Liguori
            ------------------------                ------------------------
Title:       Chairman, SyVault Syst.    Title:      CFO
            ------------------------                ------------------------


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                                   APPENDIX A

                       PRODUCTS, SERVICES, AND TECHNOLOGY

1.   Products and services

          i. SiPay - a SiVault Check-21 compliant payment solution as per current specification as listed in Appendix F

          ii. SiPay Mobile - a SiVault mobile payment processing solution as per current specification as listed in Appendix F

          iii. SiSign - a SiVault identity verification solution as per current specification as listed in Appendix F

          iv. SiSeal - a SiVault Systems distributed access permissioning solution

          v.   All software related to the SiVAULT Products as listed

          vi. All products, software and services related to SIVAULT's Receipt, Capture and Storage System (currently known as "ReceiptCity")

2.   Technology

          i. SiVault technology pertinent to distributed security systems, distributed access permissioning systems, and digital rights management systems, as disclosed in the US Patent Application 09/930,029 and its derivative patent applications

          ii. SiVault technology pertinent to payment methods compliant with Check-21 regulation, as disclosed in the US Provisional Patent Application 60/650,856 and its derivative applications

          iii. SiVault technology pertinent to identity establishing services as disclosed in the US Provisional Patent Application 60/618,443 and its derivative applications.

          iv. SiVault technology pertinent to processing payments via short message service, as disclosed in the US Provisional Patent Application 60/681,902

          v. All computer readable source and data files related to implementing and deploying SIVAULT's Products or services


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                                   APPENDIX B

                       A. LICENSE FEES AND PAYMENT TERMS

                             B. Intentionally Blank

                                  C. TERRITORY

A.   LICENSE FEES

          License fees.

               i. Licensee shall pay SIVAULT a licensing fee of thirty percent (30%) of that portion of the transaction fee that pertains to SIVAULT's Products and Licensee's derivative works for each transaction; and

               ii. Licensee shall pay SIVAULT thirty percent (30%) of licensing fees generated by sub-licensing SIVAULT's Products

B.   Intentionally Blank

C.   TERRITORY

     Worldwide


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                                   APPENDIX C

                                MAINTENANCE TERMS

Except as specifically provided herein, Licensee shall be responsible for technical support to the end-users. SIVAULT shall provide the following maintenance and support for the SIVAULT Products:

A. Definitions. For purposes of this Appendix, the following terms shall have the following meanings. Any terms not defined in this Appendix shall have the meaning set forth in the Agreement.

     1. Error(s): means any verifiable and reproducible failure of the SIVAULT Products to materially conform to the specification for such SIVAULT Products. The term "Error" shall not include any failure of the SIVAULT Products that: (a) results from the misuse or improper use of the SIVAULT Products; (b) does not materially affect the operation and use of the SIVAULT Products; (c) results from any modification to the SIVAULT Products not made by or on behalf of SIVAULT; or (d) results from the failure to incorporate or use any Updates or bug fixes after such are made available to Licensee by SIVAULT.

     2. Error Correction(s): shall mean either (a) a modification or addition to or deletion from the SIVAULT Products that, when made to such SIVAULT Products, materially conforms the SIVAULT Products to the specifications for such SIVAULT Products; or (b) a procedure or routine that, when observed in the regular operation of the SIVAULT Products, eliminates the material adverse effect of such Error on Licensee or its customers.

     3. Major Error: means any demonstrable Error in the SIVAULT Products that: (a) causes the SIVAULT Products to have a significant loss of intended function as set forth in the specifications for the SIVAULT Products; (b) causes or is likely to cause data to be lost or destroyed; or (c) prevents the SIVAULT Products from being installed or executed on the properly configured environment.

     4. Moderate Error: shall mean any demonstrable Error in the SIVAULT Products that: (a) causes the SIVAULT Products to operate improperly; or (b) produces results materially different from those described in the specifications, but which error does not rise to the level of a Major Error.

     5. Minor Error: shall mean any demonstrable Error that: (a) causes a function to not execute as set forth in the specifications for the SIVAULT Products, without a significant loss of intended functionality; or (b) disables one or more nonessential functions.

     6. First Level Technical Support: shall mean Licensee's or its authorized technical support agents' attempts to identify and resolve Errors remotely, by telephone, e-mail and fax communication.

     7. Second Level Support shall mean support of Licensee's or its authorized technical support agent's First Level Technical Support personnel to identify and resolve Errors remotely, by telephone, e-mail or fax communication.

     8. Workaround: shall mean that SIVAULT has diagnosed the Error and has implemented, or enabled Licensee to implement, a temporary solution that allows the SIVAULT Products to regain functionality and provide all major functions in accordance with the specifications for the SIVAULT Products.

     9. Update: shall mean a version of the SIVAULT Products containing changes, including but not limited to, bug fixes, correction of errors and minor optimization improvements not rising to the level of an Upgrade. An Update shall mean for example the change from version x.1 to x.2 and/or version x.x.1 to x.x.2.

     10. Upgrade: shall mean a version of the SIVAULT Products containing changes, including but not limited to enhancements, major optimization improvements and new functionality for which SIVAULT charges similarly situated Licensees. An Upgrade shall mean for example the change from version 2.x.x to 3.x.x.


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B.   Services

     1. Licensee Responsibilities. Licensee will provide all on site technical support with respect to SIVAULT Products. Licensee agrees to notify SIVAULT in writing promptly following the discovery of any Error. SIVAULT agrees to make available to Licensee a list of known Errors and to notify Licensee in writing promptly following the discovery of any Error. Further, upon discovery of an Error, Licensee agrees, if requested by SIVAULT, to submit to SIVAULT a list of output and any other data that SIVAULT may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered. All information, oral or written, communicated between the parties concerning any Errors, is deemed to be Confidential Information and shall be governed by Section 8 of the Agreement.

     2. SIVAULT Telephone and Online Support. Technical support communications between Licensee and SIVAULT will include electronic mail and telephone. SIVAULT's support e-mail address is: support@sivault.com. The technical support telephone is 406.236.7415, and will be adequately staffed by a customer technical support representative during SIVAULT's normal business hours of 8 a.m. to 5 p.m. Pacific time ("Support Hours"). Voicemail is provided when the line is busy and during non-business hours.

     3. SIVAULT Response to Errors. SIVAULT will provide Second Level Support to Licensee to ensure a consistent and high level of operation of the SIVAULT Products. In event Licensee notifies SIVAULT of an Error in the SIVAULT Products, SIVAULT will provide Second Level Support to Licensee or Licensee's authorized technical support agent to facilitate the implementation of an Error Correction to the SIVAULT Products. SIVAULT shall use commercially reasonable efforts to correct Errors in accordance with the below response times, with as little disruption to Licensee's service as commercially practicable.

          (a) Major Errors. SIVAULT shall, within four hours of the receipt of notice of any Major Error, contact Licensee to verify such Major Error and begin a resolution process. Upon SIVAULT's verification of such Major Error, SIVAULT will use its commercially reasonable efforts to provide a Workaround for such Major Error, and will use its commercially reasonable efforts to provide an Error Correction for such Major Error until such Error Correction is provided.

          (b) Moderate Errors. SIVAULT shall, within 24 hours of the receipt of notice of any Moderate Error, contact Licensee to verify such Moderate Error. Upon SIVAULT's verification of such Moderate Error, SIVAULT will use its commercially reasonable efforts to provide a Workaround for such Moderate Error. SIVAULT will provide an Error Correction for such Moderate Error in the next scheduled maintenance release of the SIVAULT Products.

          (c) Minor Errors. Upon SIVAULT's receipt of notice of a Minor Error and upon SIVAULT's verification of such Minor Error, SIVAULT will initiate work to provide Error Correction for such Minor Error in the next regular release of the SIVAULT Products.

C. Exclusions from Support Services. Support Services under this Appendix C include Second Level Support for the SIVAULT Products. Support Services do not include support for any failure or defect in the SIVAULT Products caused by any of the following.

     1. the improper use, alteration, or damage of the SIVAULT Products by Licensee or persons other than SIVAULT employees or consultants; or

     2. modifications to the SIVAULT Products not made or authorized by SIVAULT, unless such modifications were made by a SIVAULT employee, subcontractor, agent, or other third party acting on behalf of SIVAULT.

D. Updates and Upgrades. SIVAULT will make Updates and Upgrades (as defined above) available to Licensee from time to time upon the completion of such Updates and Upgrades.



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                                   APPENDIX E

            OTHER OBLIGATIONS AND COMMITMENTS OF LICENSEE AND SIVAULT

A. MARKETING. Neither SIVAULT or Licensee may each issue a press release announcing the parties' relationship under this Agreement, without the other party's prior written consent. Should the parties choose to issue such a press release, the parties shall work together in good faith to generate the press release. In connection with License's marketing and distribution of the SIVAULT Product, Licensee shall include appropriate SIVAULT logos and trademarks in its marketing materials and manuals in accordance with the provisions of Section 7 hereof and shall in all instances of advertising, marketing and sales indicate that SIVAULT's products are included within Licensee's products. Each party may include the name, address, telephone number and web site address (hyperlink) of the other party on its own web site. Licensee shall have the right to distribute to its customers any marketing material received from SIVAULT. SIVAULT may have the right to use Licensee's name in advertising, public relations, marketing, white papers, case studies, promotional events and any other reasonable commercial activity; provided however, that SIVAULT shall submit to Licensee all promotional material relating to such activities for prior written approval, SIVAULT shall not publish, use or distribute any promotional material which has not been approved in advance and in writing by Licensee. Each party shall provide the other party with a list of product names, trade names, trademarks, registered trademarks and logos ("Marks") related to this Agreement. Each party is hereby granted the right to use such Marks for the purposes hereof, provided each party shall ensure that each reference to and use of any of the other party's Marks is in a manner approved by that party and is accompanied by an acknowledgement, in that party's-approved form, that the same is the party's Marks. No grant of rights or a license to use either party's Marks may be assumed or implied by this Agreement. Neither party shall claim any ownership rights in the other party's Marks, and all rights not expressly granted herein are reserved to each party.

B.      OTHER OBLIGATIONS AND COMMITMENTS OF LICENSEE

        a. ORDERING AND DELIVERY. Rolling Forecasts. On or about the first business day of each calendar quarter during the term of this Agreement, Licensee shall provide SIVAULT with a good faith but non-binding three
        (3) month forecast ("Quarterly Forecast") of Licensee's projected purchases of SIVAULT Products.

        b. ANNUAL ESTIMATES. Upon placing its initial purchase order for any SIVAULT Product, Licensee shall provide SIVAULT with a reasonable good faith estimate of its expected purchases for such SIVAULT Product (Annual Estimate") for the twelve (12) month period beginning on the date of such purchase order. Each such twelve (12) month period, and such succeeding twelve (12) month period, shall be known as a "Twelve Month Product Period." No later than thirty (30) days prior to the beginning of each subsequent Twelve Month Product Period during the term of this Agreement, Licensee shall provide SIVAULT with an Annual Estimate for such subsequent Twelve Month Product Period.

        c. PURCHASE ORDERS. Licensee shall provide SIVAULT with written purchase orders for SIVAULT Products. Notwithstanding anything to the contrary, each purchase order placed by Licensee shall be governed by the terms of this Agreement, and any terms set forth in a purchase order that are additional to or inconsistent with this Agreement shall be deemed stricken from such purchase order. Each purchase order shall be subject to SIVAULT's acceptance, and upon acceptance shall be non-cancelable and non-reschedulable by Licensee, unless requested in writing ten (10) days from receipt by SIVAULT of Licensee's request for change.

        d. SHIPMENT. SIVAULT's normal lead time for shipment of SIVAULT Products is fifteen (15) days. SIVAULT shall use commercially reasonable efforts to meet Licensee's requested shipment schedule, but in no event shall SIVAULT be liable for failure to meet such schedule. SIVAULT shall ship the SIVAULT Products to Licensee FCA (designate Hypercom Corporation location) (or other such location as may be specified in writing and agreed to by the parties), at which point title to the media containing the SIVAULT Products, and risk of loss, shall pass from SIVAULT to Licensee. SIVAULT shall not at any time be liable for any failure (or delay) in providing quantities of SIVAULT Products in excess of 200% of the amounts of such SIVAULT Products specified in the Quarterly Forecast applicable thereto.


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        e.      ACCEPTANCE. Licensee shall inspect all SIVAULT Products promptly upon receipt thereof for proper version numbers and serial numbers. Licensee may reject any incorrectly shipped SIVAULT Product by returning the defective SIVAULT Product FCA (point of shipment). Any SIVAULT Product not returned to and received by SIVAULT within two (2) weeks from the date of receipt by Licensee for a domestic Licensee, or four
        (4) weeks from the date of receipt by Licensee for an international Licensee, shall be deemed accepted by Licensee.

        f. AUDIT RIGHTS. Licensee shall keep and maintain sufficient records to determine that Licensee is in compliance with the terms and conditions of this Agreement. During the term of this Agreement, SIVAULT shall have the right to have an independent certified public accountant (or equivalent) audit the records and accounts of Licensee to determine whether Licensee is in compliance with the terms of this Agreement. Any such audit shall be performed only during Licensee's normal business hours, and shall be performed in such a manner as to avoid unreasonable interference with Licensee's business operations. The Licensee shall promptly remit to SIVAULT any underpayment discovered by the auditor. Should an audit reveal that the aggregate payments made to SIVAULT for all SIVAULT Products over the course of any calendar quarter represent an underpayment of more than ten percent (10%) of the aggregate amount actually due for such calendar quarter (a "Material Payment Noncompliance"), the Licensee shall pay to SIVAULT a penalty of ten percent (10%) of the amount actually due. If Licensee has two (2) or more Material Payment Noncompliances in any twelve (12) month period, or has five (5) or more Material Payment Noncompliances throughout the term of this Agreement, SIVAULT may terminate this Agreement for material breach. The audits are limited to once per calendar year, and further limited to once after expiration or termination of this Agreement, except that following any audit that reveals a Material Payment Noncompliance, SIVAULT may demand additional quarterly follow-up audits (on the same terms as set forth above) until the auditor in its professional judgment determines that Licensee is in compliance with the terms of this Agreement. Any and all costs associated with an audit shall be borne solely by SIVAULT.

        g. Training. SIVAULT shall, at its sole expense, provide training for a reasonable number of Licensee technical personnel, at SIVAULT's facilities in San Jose, California in the use, sales, installation and maintenance of the SIVAULT Products. Licensee shall be responsible for the salary, subsistence and travel expenses of any Licensee personnel receiving such training.

        h. INSTALLATION. Licensee shall be responsible, at its expense, for installation of the SIVAULT Products at End User sites in the Territory. If Licensee requests that SIVAULT's engineers or other personnel be on site for any installation of any SIVAULT Product, and SIVAULT agrees to provide such personnel, Licensee shall pay SIVAULT's then-current standard consulting fees for such support, plus reimburse SIVAULT for reasonable travel and accommodation expenses incurred in connection therewith.

        i. SUPPORT BY LICENSEE. Licensee shall be solely responsible for providing all maintenance and support to its End Users in connection with installation, operation and use of the SIVAULT Products (including, without limitation, software support for configuration, networking and other routine operational issues). Licensee shall promptly report to SIVAULT all program errors of which Licensee becomes aware, and fully cooperate (at SIVAULT's cost) with SIVAULT in reproducing, testing, and remediating such program errors.

C.      OTHER OBLIGATIONS AND COMMITMENTS OF SIVAULT

        a. SUPPLY OBLIGATIONS OF SIVAULT. SIVAULT agrees, during the term of this Agreement, to: (i) supply Licensee with SIVAULT Products ordered pursuant this Agreement, and (ii) furnish Licensee, at no cost, with a reasonable quantity of available catalogs, quotation sheets, specifications, and technical data documents for promotion of sales of SIVAULT Products.

        b. STATEMENT OF LIMITED EXCLUSIVITY. SIVAULT agrees that during the initial six (6) months of the term of this Agreement to grant Licensee exclusivity relative to Licensee's point of sale business and refrain from entering into a substantially similar licensing agreement that covers one or more SIVAULT Products listed in Appendix A with any person, company or entity other than the Licensee.


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